EXHIBIT 99.1
Unrivaled Brands Reports Second Quarter 2023 Financial Results

Company Reports Improvements in Gross Margin

SANTA ANA, Calif., August 15, 2023 (GLOBE NEWSWIRE) -- Unrivaled Brands, Inc. (OTCQB: UNRV) ("Unrivaled" or the "Company"), a cannabis company with operations throughout California, today reported financial results for its fiscal second quarter ended June 30, 2023.

Second Quarter 2023 Highlights

•Revenue for the quarter ended June 30, 2023 was $8.8 million compared to $9.2 million during the prior quarter ended March 31, 2023. Revenue for the quarter ended June 30, 2023 was driven by our four retail stores and sales of our in-house cultivated flower and Korova-branded products.

•Revenue for the quarter ended June 30, 2023 was composed of retail revenue of $8.4 million and cultivation revenue of $0.4 million. Retail gross margin increased to 53% for the quarter ended June 30, 2023 from 51% in the prior year.

•Total gross margin increased to 52% for the quarter ended June 30, 2023, as compared to 51% during the prior quarter ended March 31, 2023, and up from 51% from the quarter ended June 30, 2022.

•Adjusted EBITDA from continuing operations for the quarter ended June 30, 2023, was $(0.8) million compared to the previous quarter of $(1.2) million.

•For the quarter ended June 30, 2023, the Company had a $1.7 million gain on disposal of assets and $1.6 million of share-based compensation. The Company also had $0.2 million of interest expense and $0.7 million of non-cash expense for income taxes, depreciation, and amortization.

•During the quarter ended June 30, 2023, the Company amended the People’s term sheet wherein the maturity date of a $3.0 million note was extended to December 6, 2023, and payments of the $5.0 million portion of the settlement was extended through September 6, 2023.

•As of June 30, 2023, the Company had 145 employees, a reduction from 238 employees a year ago.

Chris Rivera, Unrivaled’s Interim Chief Financial Officer stated, “Q2 has been a challenge to the legal cannabis market, and we are proud to have not lost ground on our retail business while improving our gross margin. The changes we have made by listening to our customers, such as implementing the loyalty program, have helped us weather the storm facing the industry. In the past year, we’ve reevaluated our business model with the intent to right-size and stabilize, focusing on our key retail operations. While we continue to drive retail margins, there is work to be done on the cultivation front. Putting people first has been our mindset and we would not be where we are today without our team, vendors, and creditors.”

Tracy McCourt, Unrivaled’s Chief Revenue Officer added, “The cannabis community is continuing to fight economic headwinds and price compression in key products. Although we do see some product categories remain stable in their performance, such as edibles and vapes, the saturation of flower into the market has driven many prices down. In combination, we are seeing an impact on the average ticket. However, our focus is customer retention, and ensuring we are providing an amazing retail experience that keeps our customers coming back. This includes always bringing the highest quality products with a vast yet highly curated selection of options to our customers. This way we know that at our stores they will always find something they will thoroughly enjoy.”

Non-GAAP Financial Information:

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791

Unrivaled Brands, Inc.
Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2023	December 31, 2022

Current Assets	$5,718	$4,575
Long-Term Assets	32,542	35,933
Total Assets	$38,260	$40,508

Current Liabilities	$52,816	$59,143
Long-Term Liabilities	18,946	17,902
Total Liabilities	71,762	77,045

Stockholders' Deficit	(33,502)	(36,537)

Total Liabilities and Stockholders' Deficit	$38,260	$40,508

Unrivaled Brands, Inc.
Consolidated Statements of Operations (Unaudited)
(in thousands, except for per share data)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue	$8,797	$9,240	$15,801
Cost of Goods Sold	4,197	4,545	7,714
Gross Profit	$4,600	$4,695	$8,087
Gross Profit %	52%	51%	51%

Operating Expenses	6,332	5,597	74,427
Loss from Operations	(1,732)	(902)	(66,340)
Less: Other Income	(165)	(1,970)	(755)
Income (Loss) from Continuing Operations Before Taxes	(1,567)	1,068	(65,585)
Provision for Income Tax Benefit (Expense) for Continuing Operations	125	(658)	448
Net Income (Loss) from Continuing Operations	$(1,442)	$410	$(65,137)

Net Income from Discontinued Operations, Net of Tax	—	—	1,419
Net Income (Loss) Attributable to Unrivaled Brands, Inc.	$(1,442)	$410	$(63,718)

Basic and Diluted Earnings per Share:
Net Loss from Continuing Operations per Common Share	$—	$—	$(0.11)
Net Loss Attributable to Unrivaled Brands, Inc. per Common Share	$—	$—	$(0.11)

Unrivaled Brands, Inc.
Segment Results of Operations
(in thousands)

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	Retail	Cultivation/Distribution	Total	Retail	Cultivation/Distribution	Total
Total Revenues	$8,415	$382	$8,797	$11,140	$4,661	$15,801
Cost of Goods Sold	3,963	234	4,197	5,430	2,284	7,714
Gross Profit	$4,452	$148	$4,600	$5,710	$2,377	$8,087
Gross Profit %	53%	39%	52%	51%	51%	51%

Unrivaled Brands, Inc.
Non-GAAP Reconciliation (Unaudited)
(in thousands)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net Income (Loss)	$(1,442)	$410	$(63,718)
Less: Net Income from Discontinued Operations, Net	—	—	(1,419)
Add (Deduct) Impact of:
Interest Expense	187	1,024	438
Provision for Income Tax (Benefit) Expense	(125)	658	(448)
Depreciation Expense	221	212	930
Amortization of Intangible Assets	562	563	2,422
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$(597)	$2,867	$(61,795)

Non-GAAP Adjustments:
Stock-based Compensation Expense	1,642	455	1,680
Impairment of Assets	—	—	55,726
Severance Expense for Series A Share Repurchases	—	—	201
Realized Loss on Sale of Investments	—	61	—
Unrealized Gain on Investments	—	—	(963)
(Gain) Loss on Disposal of Assets	(1,739)	—	541
Gain for Settlement of Liabilities	(110)	—	—
Gain on Extinguishment of Debt	—	(3,026)	—
Adjusted EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$(804)	$357	$(4,610)